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                                 OZEMAIL LIMITED
                                 ACN 066 387 157
                             1996 STOCK OPTION PLAN
                             ----------------------

                                   ARTICLE ONE

                               GENERAL PROVISIONS
                               ------------------


I.   PURPOSE OF THE PLAN

     This 1996 Stock Option Plan is intended to promote the interests of OzEmail Limited, a corporation organised under the laws of New South Wales, Australia, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

     Capitalised terms shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

     A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal of the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

     B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determination under, and issue such interpretation of the Plan and any outstanding options as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option or shares issued thereunder.


III. ELIGIBILITY

     A.   The persons eligible to participate in the Plan are as follows:

          (i)  Employees;
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          (ii) Consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     C. The Plan Administrator shall have full authority (subject to the provisions of the Plan) to determine which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.


IV.  STOCK SUBJECT TO THE PLAN

     A. The maximum number of Ordinary Shares which may be issued over the term of the Plan shall not exceed 13,000,000 shares. Such share reserve shall be drawn from the Corporation's authorised but unissued Ordinary Shares.

     B. Ordinary Shares subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. All Ordinary Shares issued under the Plan shall reduce on a share-for-share basis the number of Ordinary Shares available for subsequent issuance under the Plan.

     C. Should any change be made to Ordinary Shares by reason of any stock split, stock dividend, recapitalisation, combination of shares, exchange of shares or other change affecting the outstanding Ordinary Shares as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding, and conclusive.

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                                   ARTICLE TWO

                              OPTION GRANT PROGRAM
                              --------------------

I.   OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided; however, that each such document shall comply with the terms specified below.

     A.   Exercise Price

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the fair Market Value per Ordinary Share on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Three and the documents evidencing the option, be payable in one or more of the forms specified below:

               (i)       cash or check made payable to the Corporation;

               (ii) Ordinary Shares held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or

               (iv) Where a cash tender offer has been made directly to all the Corporation's stockholders, through a special acceptance and remittance procedure pursuant to which the Optionee shall:
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                         (a)  provide irrevocable written instructions for the
                              exercise of such options, with the exercise occurring prior to the expiry of the tender at a time determined at the discretion of the Board and for the Corporation to send acceptances to the person making the cash tender offer in respect of the shares issued on exercise of those options;

                         (b) provide the Corporation with an irrevocable direction to the person making the cash tender offer in respect of such shares that the payment in respect of such acceptance of the cash tender offer for such shares is to be remitted to the Corporation; and

                         (c) irrevocably authorise the Corporation to retain from the cash amount paid to it in respect of the acceptance of the cash tender offer, the amount covering the aggregate exercise price payable for those shares plus all applicable income and employment and/or pay roll taxes payable by the Corporation in respect of those shares and to pay the balance to the Optionee and if such tender offer for any reason does not proceed, the Corporation may as soon as practicable thereafter sell the shares so issued on the market and remit the balance after deduction of the aggregate exercise price to the Optionee.

Except to the extent these sale and remittance procedures are utilised, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     D.   Exercise and Term of Options

          Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of five (5) years measured from the option grant date.

     E.   Effect of Termination of Service

          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
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               (ii)      Any option exercisable in whole or part by the Optionee
                         at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

               (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at the time exercisable for vested shares.

               (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               (v) In the event of an Involuntary Termination following a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

          6. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the term, and/or

               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Ordinary Shares for which such option is exercisable at the time of the Optionee's cessation of Service, but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.
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     C.   Stockholder Rights

          The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     D.   Repurchase Rights

          The Plan Administrator shall have the discretion to grant options which are exercisable for unvested Ordinary Shares. Should the Optionee cease Service while holding such unvested shares, the Corporation shall, subject to limitations imposed under Australian law, have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     E.   Limited Transferability of Options

          During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

VI.  CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the Ordinary Shares at the time subject to such option and may be exercised for any or all of those shares as fully-vested Ordinary Shares. However, an outstanding option shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause
          (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).
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     C.   Each option which is assumed in connection with a Corporate
          Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided that aggregate exercise price payable for such securities shall remain the same and (iii) the maximum number of securities and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

     D. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically accelerate in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or
          (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination.

     E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options upon the occurrence of a Change in Control or (ii) condition any such option acceleration upon the subsequent Involuntary Termination of the Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     F. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganise or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VII. CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options covering the same or different number of Ordinary Shares but with an exercise price per share based on the Fair Market Value per Ordinary Share on the new option grant date.
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                                  ARTICLE THREE

                                  MISCELLANEOUS
                                  -------------


I.   FINANCING

     A. Subject to compliance with Australian law, the Plan Administrator may permit any Optionee to pay the option exercise price under the Plan by delivering a promissory note payable in one or more instalments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorised with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise or share purchase.

     B. The Plan Administrator may, in its sole discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or part upon such terms as the Plan Administrator may deem appropriate.

III. TAX WITHHOLDING

     The Corporation's obligation to deliver Ordinary Shares upon the exercise of options or stock appreciation rights under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

IV.  EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan shall become effective on the Plan Effective Date, and options may be granted under the Plan at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

     B. The Plan shall terminate upon the earliest of (i) March 28, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding options shall continue to have force and effect in accordance with the provisions of the documents evidencing such options.
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V.   AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options or stock appreciation rights at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) materially increase the maximum number of shares issuable under the Plan except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for the Plan participation or (iii) materially increase the benefits accruing to Plan participants.

     B. Options to purchase Ordinary Shares may be granted under the Plan that are in excess of the number of shares then available for issuance under the Plan. However, no such option shall become exercisable until there is obtained stockholder approval of an amendment sufficiently increasing the number of Ordinary Shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve
          (12) months after the date the first such excess issuances are made, the such options granted on the basis of such excess shares shall terminate and cease to be outstanding.

II.  USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of Ordinary Shares under the Plan shall be used for general corporate purposes.

III. REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any Ordinary Shares upon the exercise of any option or stock appreciation right shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the Ordinary Shares issued pursuant to it.

     B. No Ordinary Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all
          (i) applicable requirements of U.S. Federal and state securities law,
          (ii) all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Ordinary Share (or the American Depositary Share representing the Ordinary Share) is then listed for trading and (iii) all applicable requirements of Australian law. Without limiting the generality of the foregoing, whilst the Corporation is admitted to the General List of the Australian Stock
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          Exchange Limited ("ASX") any options issued under the Plan will be issued on terms that comply with the applicable ASX Listing Rules, including ASX Listing Rules 6.16, 6.19 and 6.21.

III. NO EMPLOYMENT/SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.
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                                    APPENDIX


The following definitions shall be in effect under the Plan:

A.   BOARD shall mean the Corporation's Board of Directors.

B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

     (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

     (ii) a person (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) makes a tender offer to all the Corporation's stockholders which has a minimum condition which, if satisfied, will entitle the person to compulsorily acquire all Ordinary Shares, and:

          (a) all conditions of the tender offer are satisfied or waived and the offer has closed; and

          (b)  that person:

               (i) tells the Corporation that it is entitled to proceed to compulsory acquisition;
               (ii) tells the Corporation that it intends to proceed to
                    compulsory acquisition; and
               (iii) announces to the market that it will proceed to compulsory acquisition.

     (iv) a change in the composition of the Board over a period of thirty-six
          (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

E. COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.
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F.   CORPORATE TRANSACTION shall mean either of the following stockholder approved transactions to which the Corporation is a party:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

C. CORPORATION shall mean OzEmail Limited, a corporation organised under the laws of New South Wales, Australia.

D. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

E. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

F. FAIR MARKET VALUE per Ordinary Share on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Ordinary Share (or any American Depositary Share representing the Ordinary Share) is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per Ordinary Share (or American Depositary Share) on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market, or any successor system. If there is no closing selling price for the Ordinary Share (or the American Depositary Share) on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Ordinary Share (or any American Depositary Share representing the Ordinary Share) is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per Ordinary Share (or American Depository Share) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Ordinary Share (or the American Depository Share), as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Ordinary Share (or the American Depository Share) on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (iii) For purposes of option grants made prior to the date of execution of the Underwriting Agreement, the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

D. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the following transaction:

     (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

     (ii) more than fifty percent (50%) of the securities so acquired are accepted from persons other than officers and directors of the Corporation.

C. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

     (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

     (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

C. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

D.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

E.   OPTIONEE shall mean any person to whom an option is granted under the Plan.
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F.   ORDINARY SHARE shall mean the Corporation's ordinary share, par value of
     A$0.04 per share.

G. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

H. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

I. PLAN shall mean the Corporation's 1996 Stock Option Plan, as set forth in this document.

J. PLAN ADMINISTRATOR shall mean either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan.

K. PLAN EFFECTIVE DATE shall mean March 29, 1996, the date on which the Plan was adopted by the Board.

L. SERVICE shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

M. STOCK EXCHANGE shall mean either the American Stock Exchange, the New York Stock Exchange or the Australian Stock Exchange.

N. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

O. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per Ordinary Share on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per Ordinary Share paid by the tender offeror in effecting such Hostile Take-Over.

P. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Ordinary Share (or the American Depository Share).